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                            BAKER, FENTRESS & COMPANY


                        1998 Incentive Compensation Plan
                            (as amended and restated)

                            BAKER, FENTRESS & COMPANY


                        1998 Incentive Compensation Plan
                            (as amended and restated)

================================================================================


                                                                            PAGE
                                                                            ----

  1.   Purpose..............................................................   1

  2.   Definitions..........................................................   1

  3.   Administration.......................................................   3
       (a)    Authority of the Committee....................................   3
       (b)    Manner of Exercise of Committee Authority.....................   3
       (c)    Limitation of Liability.......................................   3

  4.   Stock Subject to Plan................................................   4
       (a)    Overall Number of Shares of Stock Available for Delivery......   4
       (b)    Application of Limitation to Grants of Awards.................   4
       (c)    Availability of Shares Not Delivered under Awards ............   4

  5.   Eligibility; Per-Person Award Limitations............................   4

  6.   Specific Terms of Awards.............................................   5
       (a)    General........................................................  5
       (b)    Options........................................................  5
       (c)    Stock Appreciation Rights......................................  5
       (d)    Restricted Stock...............................................  6
       (e)    Deferred Stock.................................................  7
       (f)    Bonus Stock and Awards in Lieu of Obligations..................  7
       (g)    Dividend Equivalents...........................................  7
       (h)    Annual Incentive and Performance Awards........................  8

  7.   Certain Provisions Applicable to Awards...............................  8
       (a)    Stand-Alone, Additional, Tandem, and Substitute Awards ........  8
       (b)    Term of Awards.................................................  8
       (c)    Form and Timing of Payment under Awards; Deferrals ............  8
       (d)    Exemptions from Section 16(b) Liability........................  9
       (e)    Loan Provisions................................................  9
       (f)    General Terms Relating to Awards...............................  9

                            BAKER, FENTRESS & COMPANY


                        1998 Incentive Compensation Plan
                            (as amended and restated)

================================================================================


                                                                            PAGE
                                                                            ----

  8.   Performance and Annual Incentive Awards...............................  9
       (a)    Performance Conditions.........................................  9
       (b)    Performance Awards Granted to Designated Covered Employees ....  9
       (c)    Annual Incentive Awards Granted to Designated Covered Employees 11
       (d)    Written Determinations......................................... 12
       (e)    Status of Section 8(b) and 8(c) Awards under Code Section 162(m)12


  9.   Change in Control......................................................12
       (a)    Effect of "Change in Control" on Non-Performance Based Awards...12
       (b)    Effect of "Change in Control" on Performance-Based Awards.......13
       (c)    Definition of "Change in Control"...............................13
       (d)    Definition of "Change in Control Price".........................14

10.    General Provisions.....................................................14
       (a)    Compliance with Legal and Other Requirements....................14
       (b)    Limits on Transferability; Beneficiaries........................14
       (c)    Adjustments.....................................................15
       (d)    Taxes...........................................................15
       (e)    Changes to the Plan and Awards..................................16
       (f)    Limitation on Rights Conferred under Plan.......................16
       (g)    Unfunded Status of Awards; Creation of Trusts...................16
       (h)    Nonexclusivity of the Plan......................................16
       (i)    Payments in the Event of Forfeitures; Fractional Shares ........17
       (j)    Governing Law...................................................17
       (k)    Plan Effective Date and Shareholder Approval....................17

                            BAKER, FENTRESS & COMPANY


                        1998 Incentive Compensation Plan
                            (as amended and restated)

================================================================================

         1. PURPOSE. The purpose of this 1998 Incentive Compensation Plan, as amended and restated (the "Plan"), is to assist Baker, Fentress & Company ("BKF") and its subsidiaries in attracting, retaining, motivating, and rewarding high-quality executives, employees, and other persons who provide services to BKF and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in BKF in order to strengthen the mutuality of interests between such persons and shareholders of BKF, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of BKF. Adoption of the Plan and the grant of Awards in accordance with the terms of the Plan has been determined by the Board of Directors of BKF to be in the best interests of BKF and its shareholders.

         2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in
Section 1 hereof:

                  (a) "Annual Incentive Award" means an Award granted to a Participant which is conditioned upon satisfaction, during a period not in excess of one year, of performance criteria established by the Committee.

                  (b) "Award" means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

                  (c) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the Participant's estate.

                  (d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

                  (e) "Board" means BKF's Board of Directors.

                  (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

                  (g) "Committee" means a committee of two or more directors designated by the Board to administer the Plan, each of whom shall be
         (i) a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an "outside director" as defined under Code
         Section 162(m), unless administration of the Plan by "outside directors" is not then required in order to qualify for tax deductibility under Code Section 162(m).

                            BAKER, FENTRESS & COMPANY


                        1998 Incentive Compensation Plan
                            (as amended and restated)

================================================================================

                  (h) "Covered Employee" means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

                  (i) "Deferred Stock" means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

                  (j) "Dividend Equivalent" means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

                  (k) "Effective Date" means the date on which BKF shareholders approve the adoption of the Plan.

                  (l) "Eligible Person" means each Executive Officer or director of BKF and other officers and employees of BKF or any of its subsidiaries. An employee on leave of absence may be considered as still in the employ of BKF or a subsidiary for purposes of eligibility for participation in the Plan. In addition, a person who has been offered employment by BKF or any of its subsidiaries or agreed to become a director of BKF is eligible to be granted an Award under the Plan; provided, however, that such Award shall be canceled if such person fails to commence such employment or service as a director, and no payment of value may be made in connection with such Award until such person has commenced such employment or service.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

                  (n) "Executive Officer" means an executive officer of BKF as defined under the Exchange Act.

                  (o) "Fair Market Value" means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be equal to the closing price per share reported on a consolidated basis on the principal stock exchange upon which Stock is traded on the date on which the value is to be determined (or the last immediately preceding date on which Stock was traded).

                  (p) "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

                  (q) "Option" means a right, granted to a Participant under
         Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

                  (r) "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

                  (s) "Performance Award" means an Award granted to a Participant which is conditioned upon satisfaction, during a period in excess of one year but in no event more than ten years, of performance criteria established by the Committee.

                  (t) "Person" shall have the meaning ascribed to such term in
         Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a "group" as defined in Section 13(d) thereof.

                  (u) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof that is subject to certain restrictions and to a risk of forfeiture.

                  (v) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

                  (w) "Stock" means either BKF Common Stock, and such other securities as may be substituted (or resubstituted) for BKF Common Stock pursuant to Section 10(c) hereof.

                  (x) "Stock Appreciation Rights" or "SAR" means a right granted to a Participant under Section 6(c) hereof.

         3.       ADMINISTRATION.

                  (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of interpreting or otherwise administering grants to non-employee directors.

                  (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. Any action of the Committee shall be final, conclusive and binding on all persons, including BKF, its subsidiaries, Participants, Beneficiaries, transferees under Section 11(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of BKF or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of BKF and will not cause Awards intended to qualify as "performance-based compensation" under

         Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan.

                  (c) LIMITATION OF LIABILITY. The Committee and each member thereof shall be entitled, in good faith, to rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of BKF or a subsidiary, BKF's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of BKF or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by BKF with respect to any such action or determination; provided that nothing herein shall be construed to protect any such person from any liability to BKF or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties, or by reason of reckless disregard of his or her obligations and duties.

         4.       STOCK SUBJECT TO PLAN.

                  (a) OVERALL NUMBER OF SHARES OF STOCK AVAILABLE FOR DELIVERY. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be (i) 1,300,000, plus (ii) 10% of the number of shares of Stock issued or delivered by BKF during the term of the Plan (excluding any issuance or delivery in connection with Awards, or any other compensation or benefit plan of BKF); provided, however, that the total number of shares of Stock with respect to which ISOs may be granted shall not exceed one million. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

                  (b) APPLICATION OF LIMITATION TO GRANTS OF AWARDS. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or, in the case of an Award relating to shares of Stock but settleable only in cash (such as cash-only SARs), the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

                  (c) AVAILABILITY OF SHARES NOT DELIVERED UNDER AWARDS. Shares of Stock subject to an Award under the Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including (i) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

         5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than one million shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) and 6(h). For purposes of applying the foregoing limitation to Sections 6(b) and 6(c), any Option or SAR that is canceled shall be treated as remaining outstanding, and any amendment to an Option or SAR that reduces the exercise or grant price (other than customary anti-dilution adjustments) shall be treated as the cancellation of the original Option or SAR and the issuance of a new Option or SAR. In addition, the maximum cash Award that may be earned under the Plan pursuant to Section 6(h) in respect of any fiscal year shall be $20 million, determined on an annualized basis in the case of a Performance Award.

         6.       SPECIFIC TERMS OF AWARDS.

                  (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must by paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

                  (b) OPTIONS. The Committee is authorized to grant Options to Participants on the following terms and conditions:

                           (i) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

                           (ii) TIME AND METHOD OF EXERCISE. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

                           (iii) ISOS. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code
                  Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first requested the change that will result in such disqualification.

                  (c) STOCK APPRECIATION RIGHTS. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

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                           (i)      RIGHT TO PAYMENT. A SAR shall confer on the
                  Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

                           (ii) OTHER TERMS. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. SARs may be either freestanding or in tandem with other Awards.

                  (d) RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

                           (i) GRANT AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 11(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

                           (ii) FORFEITURE. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the issuing company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

                           (iii) CERTIFICATES FOR STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the issuing company retain physical possession of the certificates, and that the Participant deliver a stock power to the issuing company, endorsed in blank, relating to the Restricted Stock.

                           (iv) DIVIDENDS, DISTRIBUTIONS AND SPLITS. As a condition to the grant of an

                  Award of Restricted Stock, the Committee may require that any cash dividends or distributions paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split, Stock dividend or distribution, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

                  (e) DEFERRED STOCK. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

                           (i) AWARD AND RESTRICTIONS. Satisfaction of an Award
                  of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

                           (ii) FORFEITURE. Except as otherwise determined by
                  the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

                           (iii) DIVIDEND EQUIVALENTS. Unless otherwise
                  determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

                  (f) BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to
         Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under

         Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

                  (g) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, or other Awards equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

                  (h) ANNUAL INCENTIVE AND PERFORMANCE AWARDS. The Committee is authorized to make Annual Incentive Awards and Performance Awards payable in cash, Stock, or other Awards, on terms and conditions established by the Committee, subject to Section 8 in the event of Annual Incentive Awards or Performance Awards intended to qualify as "performance-based compensation" for purposes of Code Section 162(m).

         7.       CERTAIN PROVISIONS APPLICABLE TO AWARDS.

                  (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of BKF, any subsidiary, or any business entity to be acquired by BKF or any subsidiary, or any other right of a Participant to receive payment from BKF or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of BKF or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price "discounted" by the amount of the cash compensation surrendered).

                  (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Code
         Section 422).

                  (c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by BKF or any subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, or other Awards, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon the occurrence of one or more specified events. Installment or deferred payments may be required by the Committee to the extent necessary to qualify payments for deductibility under Code Section 162(m), or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any payments mandatorily deferred by the Committee to qualify such payments for deductibility under Code Section 162(m) shall include a reasonable rate of interest.

                  (d) EXEMPTIONS FROM SECTION 16(B) LIABILITY. It is the intent of BKF and its subsidiaries that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt under Rule 16b-3 (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

                  (e) LOAN PROVISIONS. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to BKF and/or any subsidiary, BKF and/or any subsidiary may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option, purchase of Stock or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

                  (f) GENERAL TERMS RELATING TO AWARDS. Unless the Committee provides otherwise at the time of grant or by amendment, an Option, SAR, grant of Restricted Stock or Deferred Stock will become exercisable or settleable, as the case may be, in three equal installments after each of the first, second and third anniversaries of the date of grant based on the Participant's continued employment with BKF or any of its subsidiaries. Unless the Committee provides otherwise at the time of grant or by amendment, an Option or SAR will have a maximum term of ten years after the date of grant and will expire immediately upon the Participant's termination of employment with BKF and its subsidiaries, except if such termination occurs by reason of the Participant's death, retirement or disability, in which case the Option or SAR will be immediately exercisable and may be exercised by the Participant or his or her Beneficiary within one year following such termination (but in no event later than the maximum term of the Option or SAR).

         8.       PERFORMANCE AND ANNUAL INCENTIVE AWARDS.

                  (a) PERFORMANCE CONDITIONS. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions; provided, however, that all Performance Awards and Annual Incentive Awards shall comply with the requirements of Sections 8(b) and 8(c) hereof unless the Committee specifically determines at the time of grant that such Award is not intended to qualify as "performance-based compensation" under Code
         Section 162(m).

                  (b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. Unless the Committee determines that a Performance Award is not intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this
         Section 8(b).

                           (i) PERFORMANCE GOALS GENERALLY. The performance
                  goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                           (ii) BUSINESS CRITERIA. One or more of the following
                  business criteria for BKF, on a consolidated basis, and/or for specified subsidiaries, business units, funds or partnerships of BKF or any of its subsidiaries (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; increase in revenues; the excess of all or a portion of revenues over operating expenses (excluding expenses determined by the Committee at the time performance goals are established); (3) cash flow; (4) cash flow return on investment; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation, amortization and/or incentive compensation; pretax operating earnings; operating earnings; (9) total shareholder return; (10) performance of managed fund(s); (11) increase in market share; (12) assets under management; (13) reduction in costs; (14) increase in the Fair Market Value of Stock; and (15) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index, the Standard & Poor's Financial Index, the SNL Investment Advisor Index or a group of comparator companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof.

                           (iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING
                  PERFORMANCE GOALS. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

                           (iv) PERFORMANCE AWARD POOL. The Committee may
                  establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of BKF, any subsidiary and/or any business unit of BKF and/or any of its subsidiaries in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria, provided that the amount of the Performance Award pool can be determined by an independent third party in possession of all the relevant facts.

                           (v) SETTLEMENT OF PERFORMANCE AWARDS; OTHER TERMS.
                  Settlement of such Performance Awards shall be in cash, Stock or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

                  (c) ANNUAL INCENTIVE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES. Unless the Committee determines that an Annual Incentive Award is not intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

                           (i) ANNUAL INCENTIVE AWARD POOL. The Committee may
                  establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of BKF, any subsidiary and/or any business unit of BKF and/or any of its subsidiaries in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria, provided that the amount of the Annual Incentive Award pool can be determined by an independent third party in possession of all the relevant facts.

                           (ii) POTENTIAL ANNUAL INCENTIVE AWARDS. Not later
                  than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be "performance-based compensation" under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee.

                           (iii) PAYOUT OF ANNUAL INCENTIVE AWARDS. After the
                  end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award. Settlement of Annual Incentive Awards shall be in cash, Stock or other Awards, in the discretion of the Committee.

                  (d) WRITTEN DETERMINATIONS. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). No Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m) shall be paid until the Committee has certified in writing that the applicable performance goals have been achieved. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

                  (e) STATUS OF SECTION 8(B) AND SECTION 8(C) AWARDS UNDER CODE
         SECTION 162(M). It is the intent of BKF and its subsidiaries that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute "performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean any Eligible Person who receives a Performance Award or an Annual Incentive Award unless the Committee determines, at the time of grant, that such Award is not intended to qualify as "performance-based compensation" for purposes of Code Section 162(m). If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code
         Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

         9.       CHANGE IN CONTROL.

                  (a) EFFECT OF "CHANGE IN CONTROL" ON NON-PERFORMANCE BASED AWARDS. In the event of a "Change in Control," the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 9(b), unless otherwise provided by the Committee in the Award document:

                           (i) All deferral of settlement, forfeiture conditions
                  and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond a Change in Control and subject to applicable restrictions set forth in Section 10(a);

                           (ii) Any Award carrying a right to exercise that was
                  not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment or service by the Participant other than a termination for "cause" (as defined in any employment or severance agreement between the Company or a subsidiary or affiliate and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 10(a); and

                           (iii) The Committee may, in its discretion, determine
                  to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

              (b) EFFECT OF "CHANGE IN CONTROL" ON PERFORMANCE-BASED AWARDS. In the event of a "Change in Control," with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions will be deemed to be met if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

              (c) DEFINITION OF "CHANGE IN CONTROL." A "Change in Control" shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

                           (i) any "person" as such term is currently used in
                  Section 13(d) of the Exchange Act, other than John A. Levin or any entity directly or indirectly controlled by him, becomes a "beneficial owner", as such term is currently used in Rule 13d-3 promulgated under that Act, of 50% or more of BKF's Voting Stock, which term means the issued and outstanding capital stock or other securities of any class or classes having general voting power, under ordinary circumstances in the absence of contingencies, to elect the directors of a corporation;

                           (ii) a majority of the Board consists of individuals
                  other than Incumbent Directors, which term means the members of the Board on the Effective Date; PROVIDED THAT any individual becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered an Incumbent Director;

                           (iii) all or substantially all of the assets or
                  business of BKF are disposed of pursuant to a merger, consolidation, or other transaction (other than the asset distribution transactions contemplated in BKF's proxy statement dated July 22, 1999) unless (A) the shareholders of BKF immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned BKF's Voting Stock, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of BKF, or (B) a majority of the board of directors of the surviving corporation in such a transaction consists of Incumbent Directors or directors appointed by Levin Management Co., Inc. but excluding directors who were members of the other entity's board of directors;

                           (iv) the Board adopts any plan of liquidation
                  providing for the distribution of all or substantially all of BKF's assets; or

                           (v) BKF combines with another company and is the
                  surviving corporation but, immediately after the combination, the shareholders of BKF immediately prior to the combination hold, directly or indirectly, 50% or less of the Voting Stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the Voting Stock of the combined company, any shares received by affiliates of such other company in exchange for securities of such other company).

                  (d) DEFINITION OF "CHANGE IN CONTROL PRICE." The "Change in Control Price" means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or
         (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

         10.      GENERAL PROVISIONS.

                  (a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS. BKF may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock is listed or quoted, or compliance with any other obligation of BKF as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

                  (b) LIMITS ON TRANSFERABILITY; BENEFICIARIES. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than BKF or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant to facilitate estate planning, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

                  (c) ADJUSTMENTS. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under
         Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting BKF, any subsidiary or any business unit, or the financial statements of BKF or any subsidiary or business unit, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of BKF, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code
         Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder.

                  (d) TAXES. BKF and/or any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable BKF and/or any subsidiary and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

                  (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of BKF's shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

                  (f) LIMITATION ON RIGHTS CONFERRED UNDER PLAN. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of BKF or a subsidiary, (ii) interfering in any way with the right of BKF or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of BKF unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

                  (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of BKF; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet BKF's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

                  (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the shareholders of BKF for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

                  (i) PAYMENTS IN THE EVENT OF FORFEITURES; FRACTIONAL SHARES. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (j) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

                  (k) PLAN EFFECTIVE DATE AND SHAREHOLDER APPROVAL. The Plan (as amended and restated) has been adopted by the Board, subject to approval by the shareholders of BKF at its 2000 annual meeting and receipt from the Securities and Exchange Commission of an order exempting BKF from the Investment Company Act of 1940. The Plan shall remain in effect for the year in which it is approved by BKF shareholders and each of the next four succeeding years unless sooner terminated by the Board in accordance with Section 10(e). The Plan shall be submitted for re-approval by BKF shareholders at the first meeting of shareholders held during such fifth succeeding year, and all Awards made during such fifth succeeding year shall be contingent upon such approval. If the Plan is so approved, it shall continue in effect for such year and the next four succeeding years, at which time it will again be subject to re-approval by BKF shareholders. The Plan shall continue in effect in the same manner for successive cycles of five years, subject to re-approval by BKF shareholders every five years in accordance with Regulation 1.162-27, until amended or terminated by the Board.

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